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Exhibit 99.2

SALE CONTRACT

        THIS SALE CONTRACT (this "Contract") is made and entered into as of the 7th day of June, 2002 by and between (i) 11800 TECH ROAD INVESTORS LLC, a Delaware limited liability company, having an address at c/o The Goldstar Group, Inc., 7201 Wisconsin Avenue, Suite 775, Bethesda, Maryland 20815 (Attn.: Michael Brodsky, Tel. No. 301-657-8848, Fax No. 301-657-3698) ("Seller"), and (ii) COPT ACQUISITIONS, INC., a Delaware corporation, having an address at c/o Corporate Office Properties Trust, 8815 Centre Park Drive, Suite 400 (Attn.: General Counsel, Tel. No. 410-992-7247, Fax No. 410-992-7534) ("Buyer").

RECITALS:

        A. 11800 TECH ROAD LLC, a Delaware limited liability company ("the Company") is the owner of one or more parcels of land containing approximately 24.98 acres located at 11800 Tech Road, Silver Spring, Maryland, together with appurtenant building improvements consisting of approximately 239,577 net rentable square feet (the "Real Property"). The Real Property is more particularly described in Exhibit A attached hereto and made a part hereof. The Real Property includes (i) any and all furniture, fixtures, equipment, tools and machinery located at the Real Property and used in connection with the ownership or operation of the Real Property and owned by the Company (the "Tangible Personal Property"), (ii) except to the extent cancelled as of the closing of the transaction contemplated by this Contract ("Closing") at the written direction of Buyer, service and other contracts relating to the operation, maintenance and management of the Real Property (the "Service Contracts"), (iii) Seller's interest in leases, subleases, licenses, rental agreements and other occupancy agreements with tenants occupying or using all or any portion of the Real Property together with all amendments thereto (collectively, the "Leases"), and any guaranties applicable thereto and all security deposits, advance rental, or like payments (collectively, the "Security Deposits"), if any, held by Seller in connection with the Leases; (iv) except to the extent rendered invalid due to the change in control over the Company, any and all licenses, authorizations, permits and approvals issued by any governmental authority and relating to the Company's ownership and operation of the Real Property (the "Licenses and Permits"), and, except to the extent rendered invalid due to the change in control over the Company, all warranties and guarantees from vendors, if any (the "Warranties"), and (v) all right, title and interest of the Company in and to the use of any trade name or trademark applicable to the Real Property and all local and toll-free telephone numbers and listings for the Real Property operated by the Company, if any (the items described in clauses (i) through (iv) inclusive, but excluding the Excluded Assets, as defined herein, collectively, the "Personal Property") (the Personal Property together with the Real Property, to the extent assignable, is referred to herein as the "Property"). In this Contract, reference to the Property shall be understood (as the context requires) to apply to the Property owned by the Company.

        B. Seller is the owner of one hundred percent (100%) of the membership interests in the Company (collectively, the "Membership Interests").

        C. Seller has offered to sell and Buyer has offered to purchase the Membership Interests pursuant to this Contract.

        NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    PURCHASE AND SALE.    Subject to the provisions of this Contract, Seller agrees to sell and convey and Buyer agrees to purchase all, but not less than all, of the Membership Interests.

        2.    PURCHASE PRICE AND EARNEST MONEY.    The purchase price for all of the Membership Interests shall be Twenty Seven Million Two Hundred Fifty Thousand and No/100 Dollars ($27,250,000.00) (the "Total Purchase Price"). Simultaneously with the execution of this Contract Buyer shall deliver to the Escrow Agent (as defined in Section 4(a) below) the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) (such amount, the "Earnest Money") in the form of immediately available funds, as and for Buyer's good faith deposit hereunder. The Earnest Money shall be held in escrow pending Closing. Buyer shall direct the Escrow Agent to invest the Earnest Money in an interest-bearing account. All interest accrued on the Earnest Money shall be added to and become part of the Earnest Money and shall be paid to the party entitled to the Earnest Money pursuant to the terms hereof. The Earnest Money shall be applied to the Purchase Price or otherwise paid to the Seller or Buyer as provided for herein. At Closing, Buyer shall pay the balance of the Purchase Price in full in immediately available funds to Seller, subject to adjustments and prorations set forth herein, and in the manner provided in Section 4(a) below.

        3.    EFFECTIVE DATE.    The effective date of this Contract (the "Effective Date") shall be the date on which this Contract is executed by both Seller and Buyer and a fully executed copy thereof received by both Seller and Buyer (provided that the signature of the Escrow Agent shall not be required to establish the Effective Date, but shall be a condition subsequent to the effectiveness of this Contract).

        4.    CLOSING:

          (a)    Closing Date and Escrow.    Unless this Contract is terminated as permitted under this Contract, Seller and Buyer are required and agree to make full settlement in accordance with the provisions of this Contract on August 1, 2002 (the "Closing Date"). The Assignment (hereafter defined) and all other closing documents shall be executed by each party required to execute such documents and delivered in escrow to the Escrow Agent no later than noon the Business Day immediately preceding the Closing Date. No later than 5:00 pm on the Business Day immediately preceding the Closing Date, Buyer shall effect a wire transfer of immediately available funds to the Escrow Agent's escrow account in an amount equal to the sum of (i) the Purchase Price and (ii) the amount (if any) of the costs, expenses and adjustments payable by the Buyer under this Contract; however, the amount of the funds to be wired to the Escrow Agent's escrow account shall be reduced by the Earnest Money. On the Closing Date, (i) the Escrow Agent shall disburse to Seller and all applicable mortgage holders, by wire transfer of immediately available funds, an amount equal to the Purchase Price reduced by any costs, expenses and adjustments payable by Seller under this Contract, (ii) the Escrow Agent shall deliver to Buyer all other documents and instruments received by it which, in accordance with the terms of this Contract, are to be delivered by Seller to Buyer on the Closing Date and (iii) the Escrow Agent shall deliver to Seller all other documents and instruments received by it which, in accordance with the terms of this Contract, are to be delivered by Buyer to Seller on the Closing Date. In the event Seller has tendered performance in accordance with this Contract by 1:00 p.m. (eastern time) on the Closing Date and Buyer does not authorize the consummation of Closing and disbursement of funds deposited by or on behalf of Buyer with Escrow Agent to Seller before 1:00 p.m. (eastern time) on the Closing Date, Buyer shall be deemed in breach. For purposes of this Contract, the term "Escrow Agent" shall mean Anchor Title Company, 10715 Charter Drive, Suite 100, Columbia, Maryland 21044 (Attn: M. Charlotte Powel, President, Tel. No. 410-730-4545, Fax No. 410-730-7642).

          (b)    Seller's Deliveries:    On the Closing Date, Seller shall deliver to Buyer (through the Escrow Agent or directly, as applicable) the following:

            (i)    an Assignment and Assumption of Membership Interests in substantially the form attached hereto as Exhibit B (the "Assignment"), duly executed by Seller, pursuant to which Seller shall assign all of the Membership Interests to Buyer, together with a written resignation from each and every manager and officer of the Company effective as of the Closing Date;

            (ii)  letters or notices duly executed by The Goldstar Properties, Inc., a Maryland corporation (the "Seller's Agent") (with space provided for execution by Buyer), advising (A) each of the tenants, service providers and vendors at the Real Property of such changes in the payment of rent, ownership, or operation of the Real Property as the Buyer and Seller's Agent may reasonably request in writing not less than five (5) Business Days prior to Closing (the "Tenant and Vendor Letters"), and (B) each applicable regulatory authority designated by Buyer of the change in control over the Company effectuated by virtue of the Closing;

            (iii)    a certification as to the Seller's non-foreign status which complies with the provisions of Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, duly executed by Seller;

            (iv)  the Closing Statement between Seller and Buyer, duly executed by Seller's Agent, setting forth the prorations and adjustments to the Purchase Price to be made pursuant to Section 4 of this Contract; and

            (v)  possession of the Property, including originals of all Leases, Service Contracts (where available), keys, records and other items to be retained by the Company hereunder (it being agreed that Seller may retain copies of, and have reasonable access after Closing to, all financial records of the Company (a) pertaining to the period prior to Closing, and/or (b) which are necessary to prepare any post-Closing tax filings required to be performed by Seller's Agent under this Contract).

            (vi)  Certificate of Good Standing for Seller issued by the Delaware Secretary of State.

            (vii) Certificate of Good Standing for Company issued by the Delaware Secretary of State and a certificate of foreign qualification for Company issued by the Maryland Secretary of State.

          (c)    Buyer's Deliveries.    On the Closing Date, Buyer shall:

            (i)    execute and deliver the Assignment evidencing Buyer's assumption of the rights and obligations associated with the Membership Interests from and after the Closing Date;

            (ii)  pay the Purchase Price in accordance with the provisions of Section 4(a) hereof;

            (iii)    execute and deliver the Closing Statement between Seller and Buyer setting forth the prorations and adjustments to the Purchase Price to be made pursuant to Section 4 of this Contract; and

            (iv)  Execute the Tenant and Vendor Letters.

          (d)    Pre-Closing Deliveries.    Not later than ten (10) days prior to the Closing Date, Seller's Agent shall provide to Buyer estoppel certificates executed by tenants occupying not less than 85% of the net rentable square foot area of the building improvements located on the Real Property, substantially in the same form as Exhibit C-1 attached hereto as to the General Services Administration and substantially in the same form as Exhibit C-2 attached hereto as to all other tenants of the Property, the execution and delivery of which shall be a condition precedent to Buyer's obligation to proceed to Closing hereunder.

          (e)    Adjustments.    The following items of expense shall be adjusted as of 11:59 p.m. of the day immediately preceding the Closing Date as if the Buyer were purchasing the Real Property instead of the Membership Interests:

            (i)    Real estate and other county and local assessments and personal property taxes with respect to the Real Property and the Tangible Personal Property. If the Closing Date occurs before the tax rate or assessment is fixed for the tax year in which the Closing Date occurs, the apportionment of taxes shall be upon the basis of the tax rate or assessment for the preceding year applied to the latest assessed valuation, and Seller and Buyer shall readjust real estate taxes promptly upon the fixing of the tax rate or assessment for the tax year in which the Closing Date occurs.

            (ii)  Sales and business taxes, LLC annual filing fees, and business license, inspection and similar fees, due in respect of operations conducted from the Property, operations engaged in by the Company and/or which are required to be paid in connection with the continued legal existence and good standing of the Company.

            (iii)    Fuel, water and sewer service charges and charges for gas, electricity, telephone and all other public utilities, including utility deposits. If there are meters on the Real Property measuring the consumption of water, gas or electric current, Seller's Agent shall use reasonable efforts to schedule a meter reading on the Business Day prior to Closing Date (and in all event not more than three (3) Business Days prior to the Closing Date), and shall pay (or cause the Company to pay promptly) all utility bills for which Seller or the Company are liable upon receipt of statements therefor. Buyer shall be liable for and shall pay all utility bills for services rendered after such meter readings. On the Closing Date, Seller shall receive a credit on the Closing Statement for all utility deposits that have been made with the applicable utility companies for utility service to the Real Property.

            (iv)  All charges payable or prepaid with respect to any and all service or other contracts relating to the operation of the Real Property that are assigned to Buyer at Closing.

            (v)  The rent payable by tenants under the Leases shall be adjusted, and any such rent prepaid to Seller (including a pro rata portion of the rent collected prior to Closing for the month in which the Closing occurs) shall be paid or credited to Buyer at Closing. Any rent collected after the Closing Date from any tenant who owed delinquent rent as of the Closing Date shall be applied first to any rent due and payable by such tenant for the month in which the Closing Date occurred, second to any rent then due and payable for the period after Closing, and third to any arrearage owed by such tenant on the Closing Date in the inverse order of maturity. For a period of six (6) months after Closing, Buyer shall cause the Company to use commercially reasonable and diligent efforts to collect delinquent rent.

            (vi)  Schedule 5(a)(v) includes a list of amounts due and owing by the Company to tenants under the Leases in connection with tenant improvement work ("TI Costs"). To the extent not paid by the Company to the tenants prior to Closing, Buyer shall receive a credit at Closing for such TI Costs.

            (vii) Schedule 5(a)(v) includes a schedule of all security deposits and other pre-paid amounts being held on behalf of tenants that have been deposited by tenants under, and not previously applied in accordance with, the respective leases, together with any interest that may be required under the leases to be accrued thereon as of the Closing Date. All such security deposits and prepaid amounts (including interest as aforesaid) required to be held by the Company and not applied in accordance with the applicable leases shall continue to be held by the Company and not deemed Excluded Assets, as defined below, or transferred as assets of the Company.

            (vii) Seller shall be entitled to (i) arrange for direct payment by the applicable mortgagee to Seller of the balance of all deposits and escrowed amounts held by any mortgage holder which otherwise constitute the property of the Company (or to apply same to the loan payoff amount at Closing), and (ii) cause the Company to distribute to Seller on or before the Closing Date all cash balances of the Company as of the Closing Date, it being agreed that Buyer is not purchasing any cash currently on account for the credit of the Company as part of its purchase of the Membership Interests.

            (viii)  Other expenses of operating or owning the Real Property not specifically addressed above, with those paid or accruing through the Closing Date being Seller's responsibility and those accruing on and after the Closing Date being the Company's (and Buyer's) responsibility.

  If any of the items described in this Section 4 cannot be apportioned at Closing because of the unavailability of the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error or additional information is discovered, as applicable. This Section 4(e) shall survive the Closing Date for six (6) months.

          (f)    Excluded Assets.

          All items listed below shall constitute "Excluded Assets" hereunder, and shall not be transferred as assets of the Company at Closing, but rather, shall be transferred or distributed by the Company to Seller at or prior to Closing (or otherwise handled as provided below):

            (i)    Any and all cash, certificates of deposit, cash equivalents, bank accounts, accounts receivable, utility or other deposits and similar items belonging to the Company prior to or as of the Closing Date, and which are not expressly provided by this Contract to be transferred to Buyer or to be subject to proration in accordance with the preceding terms of this Contract, shall become, as of the Closing Date, the sole property of the Seller, and not that of the Company.

            (ii)  All proceeds payable under any insurance policies maintained by the Company with respect to occurrences or losses prior to Closing shall be the sole property of Seller, all such insurance policies to be terminated by Seller effective as of the Closing, and Buyer shall cause the Company to obtain new insurance of every kind and nature that Buyer deems appropriate as of and after the Closing Date.

            (iii)    The management agreement between the Company and Seller's Agent pertaining to the Property (the "Goldstar Management Agreement") which shall be deemed terminated as of Closing.

            (iv)  Buyer shall cooperate with Seller, upon the request of Seller, on behalf of the Company or separately, to execute such documentation as may be required to vest the title to any of the foregoing Excluded Assets in the name of Seller. Prior to Closing, Seller shall have the right to cause the Company to take such actions and execute such documents and instruments as may be necessary to transfer such Excluded Assets from the Company to the Seller. In the event that any items cannot be refunded to Seller, Buyer shall reimburse Seller therefor by a credit on the Closing Statement.

          (g)    Provisions Applicable to Escrow Agent.    Escrow Agent shall be subject to the following terms and conditions:

            (i)    The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Contract and no implied duties and obligations shall be read into this Contract against Escrow Agent.

            (ii)  Escrow Agent shall be entitled to rely upon, and shall not be subject to any liability in acting in reliance upon, any joint writing furnished to Escrow Agent by Buyer and Seller and shall be entitled to treat as genuine the document that such joint writing purports to be, including any letter, paper, or other document furnished to Escrow Agent in connection with this Contract.

            (iii)    In the event of any disagreement between Buyer and Seller resulting in adverse claims and demands being made in connection with or against the Earnest Money, Escrow Agent shall refuse to comply with the claims and demands of either party until such disagreement is finally resolved, either by Buyer and Seller, as evidenced by a joint writing reflecting such resolution and delivered to Escrow Agent pursuant to subparagraph (b), above, or by a court of competent jurisdiction in a proceeding which Escrow Agent or any other party may initiate, it being understood and agreed by Buyer and Seller that Escrow Agent shall have the right (but not the obligation) to initiate any such proceedings.

            (iv)  Subject to the provisions of this Contract relating to a default by either of the parties hereto, in the event of a termination of this Contract by either Seller or Buyer as permitted by the terms hereof, Escrow Agent is authorized and directed by Seller and Buyer to deliver the Earnest Money to the party entitled thereto pursuant to the terms hereof not less than six (6) nor more than ten (10) Business Days after the receipt by Escrow Agent and the non-terminating party of written notice of termination delivered by the terminating party in accordance with this Contract and receipt of evidence satisfactory to Escrow Agent that the non-terminating party has, in fact, received written notice of such termination in accordance herewith unless, within five (5) Business Days after Escrow Agent's receipt of such termination notice, the non-terminating party notifies Escrow Agent that it disputes the right of the terminating party to receive the Earnest Money (which notice shall state on its face a factual and/or legal basis for such dispute with reasonable specificity). For purposes of the immediately preceding parenthetical, Escrow Agent shall not be required to inquire as to the merits of any claimed dispute, but may accept a mere statement of its existence as a grounds to act in accordance with this Section. In such event, Escrow Agent shall either continue to hold the Earnest Money or interplead the Earnest Money into a court of competent jurisdiction until such dispute is resolved. All attorneys' fees and costs of Escrow Agent incurred in connection with any such dispute or interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.

            (v)  If this escrow shall be involved in any litigation or controversy, the parties shall hold the Escrow Agent free and harmless against any cost or expense that may be suffered by it by reason of such litigation or controversy, other than due to its negligence or malfeasance. In addition, the party who prevails in any such litigation shall be indemnified by the non-prevailing party from and against any cost or expense, including reasonable attorneys' fees (both at trial and on appeal) associated with such litigation, as well as the replacement of any depletion in the escrow funds, if such funds are ultimately to be paid to the prevailing party.

            (vi)  Prior to the earlier of the Closing or the termination of this Contract in accordance with its terms, neither party shall have the right to withdraw any instruments or monies deposited by them with the Escrow Agent, except as herein specifically provided.

        5.    REPRESENTATIONS AND WARRANTIES; INDEPENDENT INVESTIGATION, ETC.

          (a)    Representations of Seller.    Seller represents and warrants to Buyer that, except as may be disclosed by any documents or materials delivered by Seller to Buyer and listed on Exhibit D hereto, and/or made available to or otherwise obtained by Buyer or Buyer Parties (as defined in Section 6, below) prior to the Effective Date (collectively, the "Evaluation Materials"):

            (i)    Organization and Authorization.    Seller is a limited liability company duly organized and in good standing in the state of Delaware. Seller owns one hundred percent (100%) of the membership interests of the Company, and will transfer unencumbered ownership of such membership interests to Buyer at Closing. The individual executing this Contract on behalf of Seller is duly authorized to execute this Contract on behalf of Seller. The execution and delivery of this Contract and the performance of all obligations of Seller hereunder have been duly authorized. The Company is a limited liability company, duly organized and in good standing in the state of Delaware, is fully authorized to transact business in the State of Maryland, and has conducted no business other than the ownership and operation of the Real Property since formation. The Company has full limited liability company power and authority necessary to carry on the business in which it is engaged and to own and use the Real Property in the manner in which it is owned and used as of the date of this Contract. The Seller's Agent has delivered to the Buyer true correct and complete copies of the Operating Agreement and Articles of Organization of the Company. Seller shall not make or permit any modification of or amendment to the Operating Agreement or the Articles of Organization of the Company after the date of this Contract to and until the Closing Date.

            (ii)    No Conflicting Agreements.    The transfer and delivery by Seller of the Membership Interests to Buyer as provided hereunder and the performance by Seller of its obligations under this Contract will not conflict with or result in the breach of any of the terms of any agreement or instrument to which Seller or the Company is a party (other than financings intended to be repaid in full as of the Closing Date).

            (iii)    FIRPTA.    Seller is not a "foreign person" within the meaning of the United States tax laws and to which reference is made in Internal Revenue Code Section 1445(b)(2).

            (iv)    No Consents.    Seller is not aware of any consents required for the performance of Seller's obligations hereunder.

            (v)    Rent Roll.    Attached as Schedule 5(a)(v) is a rent roll for the Property, dated as of the Effective Date, which, to Seller's knowledge, is true and correct in all material respect as of the date thereof. Except as set forth in Schedule 5(a)(v), there are, to Seller's knowledge, no leases, license agreements or other occupancy agreements (or any amendments or supplements thereto) now in effect with respect to the Real Property other than as reflected on the rent roll. Schedule 5(a)(v) also includes a schedule of the Security Deposits, together with any interest that may be required under the Leases to be accrued thereon as of the Closing Date. No more than five (5) days before Closing, Seller shall provide an updated rent roll, which, to Seller's knowledge shall be true and correct in all material respect as of the date thereof.

            (vi)    Contracts.    Attached as Schedule 5(a)(vi) is a list of contracts currently in effect to which the Company are a party (collectively, the "Service Contracts"), which list, to Seller's knowledge, is true and correct in all material respect as of the date thereof. To Seller's knowledge, other than the Service Contracts, and as may be reflected within the Leases and Permitted Exceptions, there are no service contracts to which the Company is a party that will be in effect on the Closing Date which are not terminable within thirty (30) days without cause or penalty, and there are no other agreements (i) providing for the payment from and after the Closing Date of leasing commissions or fees for procuring tenants with respect to the Property, or (ii) to Seller's knowledge, providing for the payment of any leasing commissions or fees upon the future exercise by such tenants of extension or expansion rights set forth in their Leases.

            (vii)    Condemnation.    As of the Effective Date, Seller has not received, and to its knowledge the Company has not received, any written notice of any pending or threatened condemnation of all or any portion of the Real Property.

            (viii)    Litigation.    Seller has not received, and to its knowledge the Company has not received, any written notice of any litigation that is pending or threatened with respect to the Company, the Membership Interests, or the Real Property, except litigation set forth in Schedule 5(a)(viii).

            (ix)    Membership Interests.    As of Closing, there will be no members of the Company other than the Seller. At Closing, Seller will transfer the Membership Interests owned by it to Buyer free and clear of any restrictions on transfer, assignment or sale, liens, encumbrances, exceptions, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, liabilities, covenants, agreements and demands. The foregoing notwithstanding, Buyer acknowledges that the Membership Interests are not registered under the Securities Act of 1933, or any other federal or state securities laws, and may be subject to any restrictions on resale that may be applicable thereunder, if any. The Seller is not (and at Closing will not be) party to any voting trust, proxy, or other agreement or understanding with respect to the Membership Interests (other than the Operating Agreements).

            (x)    Taxes.    The Company is not delinquent in its obligation to file Federal, state and local income tax returns, and/or limited liability company annual or other filings in Delaware or Maryland, required to be filed by it, nor to pay Federal, State and local income taxes and/or limited liability company annual or other filing fees in Delaware or Maryland required to be paid by it. Seller will cause final income tax returns for the Company to be filed for the partial tax year ending on the Closing Date prior to delinquency, will pay all taxes due from it in connection or as shown on such filings prior to delinquency, and will provide a copy thereof to Buyer promptly after filing. In addition, Seller's Agent will, prior to Closing, cause the Company to file all applicable business tax returns, personal property tax returns and/or limited liability company filings in Delaware and Maryland that are then required to be filed (e.g., for all tax reporting periods that are "closed" as of the Closing Date) even if the date of delinquency for such tax filings would not occur until after the Closing Date, and will pay all taxes and/or fees due in connection with or as shown on such filings.

            (xi)    Environmental Conditions.    Except as disclosed in the Reports (as hereinafter defined) and except as to the activities of Biocore, Inc., a tenant at the Property as to which Seller makes no representation, to Seller's knowledge, no Hazardous Materials are located upon or within the Property. The term "Hazardous Materials" shall mean: (A) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and related regulations; (B) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and related regulations; (C) oil petroleum products and their byproducts; (D) any hazardous levels of asbestos or radon gas; (E) polychlorinated biphenyls (PCBs); (F) flammable explosives; and (G) radioactive materials. Seller has not received a summons, citation, directive, notice, complaint or other written communication from the United States Environmental Protection Agency or the Maryland Environmental Service or other governmental authority concerning any alleged violation of any environmental law or rule or regulation at the Real Property.

            (xii)    Good and Marketable Title.    To Seller's knowledge, the Company has good and marketable fee simple title to the Property, free and clear of any liens, deeds of trust, pledges, security interests, leases, charges, encumbrances or restrictions of any kind, except the Permitted Exceptions and Seller Obligations.

            (xiii)    Employees of Company.    The Company does not have any employees.

            (xiv)    Insurance.    The Company currently has in place public liability, casualty and other insurance coverage with respect to the Property in the amounts reflected in the certificates of insurance to be provided to Buyer. The insurance coverage reflected in such certificates of insurance is in full force and effect, and all premiums due and payable thereunder have been fully paid. No notice of cancellation has been received or threatened with respect thereto. No insurance company insuring either the Real Property or the Personal Property nor the Board of Fire Underwriters has delivered to Seller oral or written notice (i) that any insurance policy now in effect would not be renewed, (ii) that Seller or any tenant under the Leases has failed to comply with insurance requirements, or (iii) that defects or inadequacies exist in the Real Property, or in any part thereof, which could adversely affect the insurability thereof or the cost of such insurance.

            (xv)    Compliance with Laws.    To Seller's knowledge, neither Seller nor Company has received any written notice of any violation of any federal, state, county or municipal laws, ordinances, regulations and requirements affecting the Property or any portion thereof (including the conduct of business operations thereon), or of any recorded covenants, easements or other agreements affecting the Property.

  Except as expressly set forth in this Contract, it is understood and agreed that Seller is not making and has not at any time made any warranties or representations of any kind or character, express or implied, with respect to the Company, the Membership Interests or the Real Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, the physical condition of the Real Property, the presence or absence of hazardous or toxic materials or chemicals in, at or under the Real Property, or any other matter or thing regarding the Real Property. Buyer acknowledges and agrees that, except as expressly set forth in this Contract, the transfer of control over the Real Property effectuated by virtue of the sale of the Membership Interests from Seller to Buyer is, "AS IS, WHERE IS, WITH ALL FAULTS." Buyer shall rely solely on its own investigation with respect to the Real Property, including the Real Property's physical, environmental and economic conditions and the compliance or lack thereof with any ordinance, order, permit or resolution.

          (b)    Buyer's Independent Investigations.    Buyer acknowledges that it is being given the full opportunity to inspect and investigate each and every aspect of the Real Property during the Feasibility Period (as defined in Section 6(d)), either independently or through agents, representatives or experts of Buyer's choosing, as Buyer considers necessary or appropriate, and its failure to give the Termination Notice (as defined in Section 6(d)) shall conclusively evidence Buyer's complete satisfaction with such independent investigation.

          (c)    Guaranty of Goldstar.    As a condition precedent to entering into this Contract, The Goldstar Group, Inc., a Maryland corporation ("Goldstar"), has agreed to assume liability for any breach of Seller's representations and warranties as set forth in this Section 5.

          (d)    Release.    Without limiting the provisions of this Section 5, Buyer waives its right to recover from, and forever releases and discharges, and covenants not to sue, (i) Seller, (ii) Seller's affiliates, asset manager, Seller's Agent, Goldstar, lenders, partners, members, manager(s), trustees, shareholders, controlling persons, directors, officers, attorneys, employees, agents, advisors, successors and assigns and (iii) the affiliates, partners, members, managers, trustees, shareholders, controlling persons, directors, officers, attorneys, employees, agents, advisors, heirs, successors, personal representatives and assigns of each party listed in clause (ii) immediately above (the parties described in clause (i)—(iii) of this Section 5(c) are individually referred to as a "Seller Party" and collectively as the "Seller Parties") with respect to any and all claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Real Property or the business of the Company, including, without limitation, the physical, environmental and structural condition of the Real Property or any law or regulation applicable thereto, including, without limitation, any claim or matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about the Real Property; provided, however, that Buyer does not waive its rights, if any, to recover from, and does not release or discharge or covenant not to sue the Seller or Goldstar for (i) any act that is found by a court of competent jurisdiction to constitute intentional fraud, (ii) any breach of Seller's representations or warranties set forth in this Section 5, subject to the limitations and conditions on any such suit as provided in this Contract or (iii) any breach of Seller's obligations set forth in this Contract that expressly survive Closing.

          (d)    Intentionally Deleted.

          (e)    Buyer's Representations.    Buyer represents to Seller that:

            (i)    Organization and Authorization.    Buyer is an entity duly organized and in good standing in the state of its organization. The individual executing this Contract on behalf of Buyer is duly authorized to execute this Contract on behalf of Buyer. The execution and delivery of this Contract and the performance of all obligations of Buyer hereunder have been duly authorized.

            (ii)    No Conflicting Agreements.    The purchase of the Membership Interests by Buyer as provided hereunder and the performance by Buyer of its obligations under this Contract will not conflict with or result in the breach of any of the terms of any agreement or instrument to which Buyer is a party.

        6.    BUYER'S INSPECTIONS AND FEASIBILITY PERIOD.

          (a)  Within three (3) Business Days after the date of full execution of this Contract, Seller shall deliver to Buyer copies of all Leases, test borings, surveys, title materials, environmental studies, plans, engineering and architectural data, and other tests, studies, and reports listed on Exhibit D hereto (collectively, the "Reports") now in the possession or control of Seller or Seller's Agent relating to the Real Property, at no cost to Buyer. Seller shall give the Buyer and its partners, members of its partners, managers of members of its partners, officers, directors, employees, agents, advisors, prospective mortgagees, consultants and representatives (each, a "Buyer Party" and collectively, the "Buyer Parties"), reasonable access to the Property during normal business hours and after reasonable prior notice, for the purpose of performing any reasonable tests, studies and investigations, including, without limitation, environmental inspections, property condition reports and an updated survey of the Real Property. Buyer shall repair or, at Seller's election, pay Seller on demand the reasonable cost of repairing, any damage to any Property caused by any of the Buyer Parties during the course of any such entries on the Real Property.

          (b)  By Buyer's execution of this Contract, Buyer agrees (i) to indemnify, defend and hold Seller, the Company, and the Seller Parties free and harmless from and against any and all costs, losses, damages and expenses of any kind or nature whatsoever (including reasonable attorneys' fees and costs) arising out of or resulting from the entry and/or the conduct of activities upon the Real Property by the Buyer Parties and their respective employees, agents, representatives, contractors, subcontractors or attorneys, and (ii) that, in the event Closing of the transaction contemplated by this Contract does not occur, upon request, Buyer will deliver promptly to Seller copies of all third-party reports and surveys commissioned by or on behalf of Buyer with respect to the Real Property. The preceding sentence shall survive Closing.

          (c)  In conducting any inspections of the Property, no Buyer Party shall (i) contact or have any discussions from and after the Effective Date with any tenant of the Real Property or any agent, representative or contractor of Seller or the Company, unless in each case Buyer obtains the prior consent of Seller, which consent shall not be unreasonably withheld, it being agreed that all such requests for consent shall be directed to Michael Brodsky of the Seller's Agent, (ii) interfere with day-to-day operations of the Company and/or tenants of the Real Property, or (iii) damage the Real Property or any portion thereof. Buyer shall schedule and coordinate all on-site inspections with Seller's Agent and shall attempt to give Seller's Agent at least two (2) Business Days' prior written notice thereof. Seller shall be entitled to have a representative present at all times during each such on-site inspection. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by any Buyer Party relating to such inspection of the Property and its other due diligence activities shall be at the sole expense of Buyer. The Buyer Parties shall not be permitted to conduct any intrusive or invasive environmental tests or inspections, including, without limitation, borings or drilling in or on the Real Property, without the prior consent of Seller's Agent (and, if such consent is given, Buyer shall repair and restore, or at Seller's election, pay to Seller on demand the reasonable cost of repairing and restoring, any damage caused directly or indirectly by the aforesaid intrusive or invasive testing). Buyer shall not itself file or record, and shall prevent any other Buyer Party from filing or recording, any lien, judgment or encumbrance against any Property for fees or expenses payable in connection with any inspection conducted by or on behalf of the Buyer Parties; without limiting the foregoing, Buyer shall, at its sole cost and expense, promptly discharge of record any such liens, judgments or other encumbrances that are filed or recorded against the Real Property as a result of Buyer's inspection conducted pursuant to this Contract (including, without limitation, liens for services, labor or materials furnished).

          (d)  If, during the period ending thirty (30) days after the first to occur of June 1, 2002 or the date of this Contract (the "Feasibility Period"), Buyer gives Seller written notification (the "Termination Notice") that Buyer elects not to consummate the purchase of the Membership Interests, this Contract shall terminate, the Earnest Money and the interest thereon shall be returned to Buyer, and neither party shall have any further liability to the other under this Contract except with respect to obligations that expressly survive the termination hereof. Buyer shall have the absolute right, in its sole discretion, to determine whether to give the Termination Notice. If Buyer elects not to give (or otherwise fails to give) the Termination Notice prior to the expiration of the Feasibility Period, this Contract shall remain in full force and effect in accordance with, and subject to, its terms, the Earnest Money shall become non-refundable except in case of a default by Seller or the failure of a condition precedent to Closing existing in favor of Buyer, and Buyer shall have no further right to terminate this Contract.

          (e)  The obligations of Buyer under this Section 6 shall survive any termination of this Contract.

        7.    INTERIM OPERATION OF THE REAL PROPERTY.

          (a)  Except as otherwise contemplated or permitted by this Contract or approved by Buyer in writing, from the Effective Date to the Closing Date, Seller agrees that it will, or will cause the Company to, operate, maintain and repair the Real Property in the ordinary course, consistent with the Company's past practices and will not dispose of or encumber the Real Property, except for dispositions of personal property in the ordinary course of business or as otherwise permitted by this Contract. This covenant shall not include any obligation on the part of Seller or the Company to make capital expenditures or any other expenditures not incurred in the normal course of business of the Company or Seller.

          (b)  Seller shall not, and shall not permit the Company to, enter into any new lease or agreement to create a lien or encumbrance on any of the Property without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed with respect to any utility or similar easement necessary for the operation of a Real Property, and which consent shall be deemed granted if Buyer does not respond in writing to Seller's request for consent within three (3) Business Days. Seller will provide Buyer with a fully executed copy of any new leases entered into pursuant to this Section 7(b) not more than five (5) Business Days after execution and delivery thereof by the Company and such new tenant.

          (c)  Schedule 5(a)(vi) reflects, and Seller has included in the Evaluation Materials, copies of all contracts entered into by Seller and/or the Company prior to Effective Date, excluding the Goldstar Management Agreement. The Company shall not enter into any further such contracts after the Effective Date without Buyer's prior written consent, which consent shall be deemed granted if Buyer does not respond in writing to Seller's request for consent within three (3) Business Days. All such contracts shall be negotiated at arm's length, with unrelated third parties, and at market terms, in order to replace existing service contracts that Seller determines, in Seller's good faith judgment, are reasonably required to be replaced for the prudent operation of the Real Property. Seller will provide Buyer with a fully executed copy of any new contract entered into pursuant to this Section 7(c) not more than five (5) Business Days after execution and delivery thereof by the Company and such new service provider.

          (d)  Between the Effective Date and the Closing Date, Seller shall cause the Company to continue to maintain its existing insurance coverage relating to the Real Property.

          (e)  Seller shall not create or voluntarily permit to be created any liens, easements or other conditions affecting any portion of the Property without the prior written consent of Buyer, and shall convey title to the Property to Buyer at Closing free and clear of all options, rights, covenants, easements, liens and other rights in favor of third parties except the Permitted Exceptions and the Leases.

          (f)    From and after the end of the Feasibility Period, Seller shall not market the Real Property for sale to any other party.

          (g)  Seller shall terminate, effective as of the Closing Date, all Service Contracts which are rejected pursuant to written notice delivered by Buyer to Seller no later than thirty (30) days prior to the Closing Date. Seller is hereby notified to terminate all employment agreements and the property management agreement(s) with respect to the Property. Further, Seller is hereby notified and hereby acknowledges that Buyer will not assume at Closing any leasing, brokerage and commission agreements in effect with respect to the Property and/or the Leases, except as otherwise expressly provided in this Contract.

        8.    TITLE.    To Seller's knowledge, the Company has good and marketable fee simple title to the Property, free and clear of any liens, deeds of trust, pledges, security interests, leases, charges, encumbrances or restrictions of any kind, except the Permitted Exceptions and Seller Obligations. After

the Effective Date, Seller shall not execute, and shall ensure that the Company does not execute, any deed, easement, restriction or covenant affecting title to the Real Property unless permitted under Section 7(b), above, or Buyer has received a copy thereof and has expressly approved the same in writing, which approval shall not be unreasonably withheld, conditioned or delayed. All mortgages, deeds of trust and liens or encumbrances that secure the payment of money created by Seller and/or the Company against the Real Property shall be paid at or before Closing (the items in this clause (ii) collectively, "Seller Obligations"), it being understood and agreed that Seller shall have the right to have the Escrow Agent apply a corresponding portion of the Purchase Price proceeds at Closing for such purpose.

        9.    COSTS.    Buyer shall pay the cost of (i) all premiums and charges in connection with any Title Commitment (as defined in Section 10) or Title Policy (hereinafter defined) (including endorsements) issued to Buyer, (ii) the cost of preparing a survey, (iii) all recording and filing charges, if any, in connection with the instrument by which Seller conveys the Membership Interests, (iv) all escrow or closing charges, (v) all costs of Buyer's due diligence, including fees due its consultants and attorneys, (vi) all brokers' fees and commissions for any broker retained by Buyer, (vii) all lenders' fees related to any financing to be obtained by Buyer, and (viii) all costs, fees and charges for the reissuance of any Licenses and Permits to Buyer or the Company, or any new Licenses and Permits (or other filings) required to reflect the change in control over the Company, in connection with the transfer of the Membership Interests (and the resulting transfer of control over the Company) to Buyer. With regard to sales taxes, transfer taxes, recordation taxes and similar charges, if any, that are applicable to the transfer of the Membership Interests to Buyer, the parties believe that no such taxes are applicable, but, if they are, the parties agree to divide them equally. Each party shall pay the fees and costs of its own counsel.

        10.    TITLE MATTERS.    Buyer has ordered, or will order, within three (3) Business Days following the Effective Date, a title insurance commitment (the "Title Commitment") from Anchor Title Company (the "Title Company") and shall arrange for the Title Company to simultaneously deliver a copy thereof (as well as any updates or supplements thereto) to Seller and Seller's counsel (as set forth in Section 18). Buyer shall notify Seller in writing (the "Buyer's Title Objection Letter") of any title matters listed in the Title Commitment or matters depicted on the updated survey of which Buyer disapproves (the "Title Objections") prior to the end of the Feasibility Period, except that Buyer shall not object to any Seller Obligations, it being understood and agreed by the parties that Seller shall be obligated to satisfy all Seller Obligations by the Closing Date. Any matters to which Buyer does not object as provided above (other than those matters to which it is not required to object as provided above) shall be deemed to be Permitted Exceptions, as defined herein. At or before the Closing Date, Seller shall satisfy all matters customarily included on Schedule B-l of the Title Commitment (other than matters that are the Buyer's responsibility). Seller shall notify Buyer within five (5) Business Days of Seller's receipt of Buyer's Title Objection Letter whether Seller is willing to satisfy the Title Objections (the "Seller Notice"). If Seller fails to deliver the Seller Notice within the time period required hereunder, Seller shall be deemed to have given Buyer notice that Seller shall not cure or satisfy any Title Objection. If Seller is unwilling (or deemed unwilling) to satisfy the Title Objections, Buyer shall have the option, by giving written notice to Seller and Escrow Agent within two (2) Business Days of the expiration of the time period required for the delivery by Seller of the Seller's Notice, to either (i) terminate this Contract, in which event the Earnest Money shall be returned to Buyer, this Contract shall terminate, and the parties shall have no further obligations or liabilities hereunder (except for any obligations which expressly survive termination), or (ii) waive the Title Objections, in which event the parties shall proceed to Closing hereunder. If Seller is not able, fails or refuses to satisfy any Seller Obligations or other Title Objections which Seller had expressly agreed to satisfy or cure at or before the Closing Date, then Buyer may elect either (i) to terminate this Contract by written notice to Seller and Title Company, in which event the Earnest Money shall be returned to Buyer, this Contract shall terminate, and the parties shall have no further obligations or liabilities hereunder (except for any obligations which expressly survive termination), (ii) to pay over to the Title Company the amount necessary to cause the applicable liens and Title Objection(s) to be removed from title, or (iii) to waive the unsatisfied Title Objections and proceed to Closing, in which event the unsatisfied Title Objections will become Permitted Exceptions. Any easements, covenants, restrictions, exceptions of record (other than Seller Obligations) that are shown on the Title Commitment to which Buyer has not objected as set forth above, together with (a) all laws, ordinances, statutes, orders, requirements and regulations to which the Real Property is subject, and (b) all terms, conditions and provisions of all written leases of space for all or any portion of the Real Property shown on Schedule 5(a)(v), Schedule 5(a)(vi) or entered into after the Effective Date in accordance with this Contract, and (c) any exception from an updated survey, and all matters described above as Permitted Exceptions are hereinafter collectively referred to as "Permitted Exceptions." If Buyer does not deliver the Termination Notice, Buyer shall be deemed to have approved the Permitted Exceptions. Seller shall have no obligation to cure any title defect or satisfy any other title matters other than as specifically provided for above. If the Title Company notifies the parties of any additional exceptions to title after the Expiration of the Feasibility Period, Buyer shall have three (3) Business Days from the date of delivery of any such title supplement within which to object to the same by written notice to Seller. If Buyer does not timely deliver such objection notice to Seller, Buyer shall be deemed to have approved all such additional exceptions, each of which shall be deemed a Permitted Exception. With respect to any supplemental title matter to which Buyer has timely objected, Seller shall notify Buyer within ten (10) Business Days of receipt of Buyer's objection notice whether Seller intends to endeavor to cure such title matter, failing which Seller shall be deemed to have elected not to cure the matter. If Seller elects (or is deemed to have elected) not to cure a title defect, Buyer shall have the right to terminate this Contract by written notice to Seller given within five (5) Business Days after Seller's notice or deemed election not to cure, failing which, any such defect shall be deemed a Permitted Exception and Buyer shall proceed to Closing without any reduction or abatement in the Purchase Price. If Buyer elects to terminate this Contract, then upon giving the requisite written notice of termination to Seller, this Contract shall terminate, the Earnest Money and the interest thereon shall be returned to Buyer, and neither party shall have any further liability to the other under this Contract except with respect to obligations that expressly survive the termination hereof. Notwithstanding anything contained herein to the contrary, Buyer shall have no right to object to (a) any Title Commitment requirements which are Buyer's responsibility to fulfill (such as providing the Title Company with organizational and authorization documentation), (b) any matter over which the Title Company is willing to insure, (c) any matter against which the Title Company is willing to provide affirmative insurance, (e) any matter arising as a result of an act or omission of any Buyer Party, or (f) standard ALTA exceptions and other matters which are customarily removed at Closing.

        11.    CONDITIONS PRECEDENT TO CLOSING.

          (a)    Conditions to Buyer's Obligations.    The obligations of Buyer to purchase the Membership Interests from Seller and to perform the other covenants and obligations to be performed by Buyer on the Closing Date shall be subject to the following conditions (all or any of which may be waived in writing, in whole or in part, by Buyer:

            (i)    Representations and Warranties True.    The representations and warranties made by Seller under this Contract shall be true and correct in all material respects on the date of this Contract and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

            (ii)    Seller's Performance.    Seller shall not be in default of its obligation to perform all covenants, agreements and delivered all documents required by this Contract to be performed or delivered by it on or before the Closing Date.

            (iii)    Company Obligations Current.    Subject to the prorations provided for herein for items not yet due and payable, Seller shall have caused the Company to pay all vendors and suppliers under existing service contracts for amounts invoiced which are due and payable as of the Closing Date.

            (iv)    Estoppel Certificates.    Seller shall have delivered the estoppel certificates to Buyer in accordance with Section 4(d).

            (v)    Seller Obligations.    Seller shall have paid or have arranged for payment as of the Closing Date of all Seller Obligations.

          (b)    Conditions to Seller's Obligations.    The obligations of Seller to sell the Membership Interests to Buyer and to perform the other covenants and obligations to be performed by Seller on the Closing Date shall be subject to the following conditions (all or any of which may be waived in writing, in whole or in part, by Seller:

            (i)    Representations and Warranties True.    The representations and warranties made by Buyer under this Contract shall be true and correct in all respects on the date of this Contract and shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

            (ii)    Buyer's Performance.    Buyer shall not be in default of its obligation to perform all covenants, agreements and delivered all documents and funds required by this Contract to be performed or delivered by it on or before the Closing Date.

        12.    RISK OF LOSS.    If, prior to the Closing Date, all or part of the Real Property is damaged by fire or by any other cause whatsoever, Seller shall promptly give Buyer written notice of such damage. If the cost of repairing such damage, in the aggregate, is not in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) (as determined by Seller's independent insurer, or, if requested by Buyer, by an independent contractor licensed in Montgomery County, Maryland reasonably acceptable to Seller, the cost of which shall be borne by Buyer), then (i) Buyer shall have the right at the Closing to receive, to the extent such sums have not been expended on repair work, the amount of the deductible plus an assignment of all insurance proceeds payable as a result of such loss, (ii) this Contract shall continue in full force and effect with no reduction in the Purchase Price and (iii) Seller shall have no obligation to repair such damage. If the cost of repairing damage from such casualty is greater than Five Hundred Thousand and No/100 Dollars ($500,000.00) (as determined by Seller's independent insurer), then Buyer shall have the right, for a period of ten (10) days from the date of notice of the amount of damage caused by the casualty, but, in any event, prior to the Closing Date, to terminate this Contract by giving written notice of termination to Seller within such period. Upon such termination, the Earnest Money shall be returned to Buyer and the parties hereto shall be released of any further liability hereunder except as otherwise provided herein. If Buyer fails to notify Seller within such period of Buyer's exercise of its right to terminate this Contract, then Buyer shall proceed to Closing and, to the extent such sums have not been expended on repair work, all insurance proceeds received by Seller as a result of such casualty loss plus the amount of the deductible shall be paid to Buyer at Closing. If such proceeds have not yet been received by Seller, then Seller's rights to such proceeds shall be assigned to Buyer at Closing upon payment of the full Purchase Price to Seller by Buyer less the amount of Seller's deductible and Seller shall have no obligation to repair such damage.

        13.    SELLER'S FAILURE TO PERFORM.    Upon a default by Seller, Purchaser may as its sole and exclusive alternative remedies: (i) terminate this Contract and receive (a) a refund of the Earnest Money together with interest earned thereon and (b) solely in the event of Seller's willful default after notice and a five (5) day opportunity to cure, payment to Purchaser of all of its actual third party costs and expenses incurred in connection with this transaction up to a maximum of Fifty Thousand Dollars ($50,000.00), provided that a failure to obtain estoppel certificates as required in Section 4(d) hereof shall not constitute a willful default by Seller under this Contract, (ii) commence an action for specific performance or (iii) waive all claims on account of such default and proceed to Closing. Election of one or more of the aforesaid remedies shall preclude an election of others. If Buyer terminates this Contract and receives the Earnest Money, Buyer and Seller shall be relieved of all obligations and liabilities under this Contract (except as otherwise provided in this Contract) at law and in equity. Other than as set forth above, Buyer shall not have any claim for damages against any Seller Party as a result of any default or failure to perform by Seller or Seller's Agent prior to Closing which results in Closing not being consummated. Other than the failure to tender settlement on the Closing Date, which shall not require notice and an opportunity to cure, Seller shall be in default of this Contract only if Buyer has provided Seller with a written notice of the breach or failure which Buyer asserts constitutes a default of this Contract, describing same with reasonable specificity, and Seller fails to cure such default within ten (10) days after receipt of such notice from Buyer.

        14.    BUYER'S FAILURE TO PERFORM.    If Buyer fails to perform this Contract when obligated to do so, the Earnest Money shall be paid to and retained by Seller as fixed, agreed and liquidated damages and as Seller's exclusive remedy for such failure to perform (it being agreed that the damages by reason of Buyer's default are difficult, if not impossible, to ascertain), and thereafter, Seller and Buyer shall be relieved from all liabilities and obligations under this Contract (except those which expressly survive termination of this Contract, or as otherwise provided in this Contract) at law and in equity. Other than the failure to tender settlement on the Closing Date, which shall not require notice and an opportunity to cure, Buyer shall be in default of this Contract only if Seller has provided Buyer with a written notice of the breach or failure which Seller asserts constitutes a default of this Contract, describing same with reasonable specificity, and Buyer fails to cure such default within ten (10) days after receipt of such notice from Seller. The foregoing provision limiting Seller's remedy to the stated amount of liquidated damages shall not be construed to limit Seller's right to recover its reasonable attorneys' fees pursuant to Section 16, below, in the event it prevails in any legal action under this Contract, including a legal action to enforce the terms of this Section 14.

        15.    INDEMNITIES.

          (a)  If and only if the Closing occurs, Goldstar shall, without any right of subrogation, contribution or any claim for reimbursement or similar right or claim against the Company (other than the right to require the Company to file and process claims under liability and/or other insurance policies in favor of the Company covering any of the following matters), indemnify and hold Buyer and the Company harmless from and against judgments, fines, penalties, settlement amounts, payments of amounts demanded, expenses (including reasonable attorneys' fees and litigation costs) and claims (collectively "Losses") which Buyer, or the Company, pay(s), or become(s) legally obligated to pay to third parties in connection with any proceeding arising out of or resulting from any or all of the following: (i) amounts due under or pursuant to the Service Contracts (and under any service contracts not reflected in Schedule 5(a)(vi)) accruing or attributable to any period prior to Closing, but excluding any termination fees or payments due to the service provider because of Buyer's direction to cancel a Service Contract as of Closing with respect to which a termination fee or payment applies; (ii) claims due to or arising out death or injury to persons, or damage to the property of third parties, which were sustained prior to the Closing as a result of, or alleged to have been sustained prior to the Closing as a result of, the operation, use, condition and/or upkeep of the Real Property prior to the Closing; (iii) a breach of any representation, warranty or covenant of Seller contained in this Contract; and (iv) any other liabilities of the Company attributable to periods prior to the Closing Date, including, without limitation, liability of the Company for federal, state or local income taxes, and property taxes attributable to such period(s), but excluding any liabilities for which Buyer receives a credit on the

  Closing Statement or which Buyer expressly assumes at Closing. The Goldstar's indemnity obligations under this Section 15(a) is referred to herein as "Goldstar's Indemnity."

          (b)  If and only if the Closing occurs, the Buyer and the Company, jointly and severally, shall indemnify and hold the Seller Parties harmless from and against any Losses which Seller pays, or becomes legally obligated to pay, to third parties in connection with any proceeding for which Goldstar is not obligated to indemnify Buyer pursuant to Paragraph 15(a), and which arises out of, or results from any or all of the following: (i) amounts accruing under the Service Contracts; (ii) claims due to or arising out death or injury to persons, or damage to the property of third parties, which were sustained on or after the Closing as a result of, or alleged to have been sustained on or after the Closing as a result of, the operation, use, condition and/or upkeep of the Real Property on and after the Closing; (iii) the actions, conduct and/or omissions of the employees or agents of Buyer and/or the Company on and after Closing, (iv) any liabilities for which Buyer receives a credit on the Closing Statement or which Buyer expressly assumes at Closing; and (v) any other liabilities of the Company attributable to periods on and after the Closing Date, including, without limitation, liability for federal, state or local income taxes, and property taxes attributable to such period(s).

          (c)  Regardless of whether the Closing occurs, Buyer hereby agrees to indemnify and hold Seller and the Company harmless from all Losses arising out of Buyer's inspections or examinations of the Real Property prior to Closing.

          (d)  Promptly after receipt by a party who is indemnified under this Section 15 (the "Indemnitee"), of notice of any proceeding, the Indemnitee will, if a claim in respect thereof is to be made under this Section 15, notify the party who indemnified the Indemnitee under this Section 15 (the "Indemnitor") in writing, but the failure to so notify the Indemnitor will not relieve it from any liability which the Indemnitor may have to the Indemnitee unless the failure to notify materially impairs the ability of the Indemnitor to defend such proceeding. The Indemnitor will be entitled to participate in and, to the extent that it may wish, to assume the defense of any proceeding as to which it has indemnified an Indemnitee, with counsel reasonably satisfactory to the Indemnitee (unless the selection of counsel is determined under an applicable insurance policy, in which event such selection shall be made in accordance with such insurance policy). Indemnitee shall have the right to employ counsel in such proceeding, but the fees and expenses of such counsel incurred after notice from the Indemnitor of its assumption of the defense thereof shall be at the expense of Indemnitee, unless employment of counsel by Indemnitee has been authorized by the Indemnitor or its insurance carrier, or the Indemnitor has not in fact employed counsel who has assumed the defense of such action, in which case the fees and expenses of Indemnitee's counsel shall be at the expense of the Indemnitor. Each Indemnitee shall cooperate fully with the Indemnitor in the defense of any claims or actions as to which indemnification is given under this Section 15.

          (e)  In light of the fact that Losses being indemnified by Goldstar in Section 15(a) may arise from claims asserted against the Company for matters insured under insurance policies that insured the Company in effect prior to the Closing Date (and as to which only the Company may properly file a claim), the Company, as Indemnitee under Section 15(a), shall take all steps directed by Seller and/or Goldstar and necessary to ensure that claims are properly filed and prosecuted under the applicable insurance policy, including without limitation the execution and delivery of any filings or submissions directed by Seller and/or Goldstar and required pursuant to the terms of the applicable insurance policies, compliance with the requirements of such policies as they relate to the conduct or activities of the Company in relation to such claims, cooperation in discovery and the like.

        16.    ATTORNEYS' FEES; COSTS.    In connection with any litigation arising out of this Contract, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs at both the trial and appellate levels.

        17.    CONDEMNATION.    In the event of the institution prior to Closing of any proceedings, judicial, administrative or otherwise, relate to a taking or proposed taking of any portion of the Real Property by eminent domain, Seller's Agent shall immediately notify Buyer thereof. In the event of any such taking or proposed taking which relates to more than ten percent (10%) of the land area of the Real Property, more than ten percent (10%) of the square footage of the buildings located on the Real Property, or which permanently restricts material access to the Real Property, Buyer may at its option, terminate this Contract by written notice to Seller within ten (10) days after Buyer is advised of the commencement of condemnation proceedings and all Earnest Money shall be refunded to Buyer, and Buyer and Seller shall be relieved of all obligations and liability under this Contract, or Buyer shall have the right to appear and defend such condemnation proceedings, and in the event Closing occurs, any award in condemnation shall, at the Buyer's election, become the property of Buyer.

        18.    BROKERS, AGENTS, AND ATTORNEYS.    Seller shall pay on the Closing Date the complete commission due in connection with this transaction to Advantis Real Estate Services, Inc. ("Seller's Broker") pursuant to a separate written agreement between the Company and Seller's Broker. Other than Seller's Broker, each of the parties represents to the other that it has not retained or used the services of a broker or agent in connection with this transaction. Each party agrees to indemnify and hold the other harmless from any claims of brokers or agents for fees or commissions arising out of this transaction attributable to a breach by such party of its representations under this Section, and Seller shall indemnify and hold harmless Buyer from any claims of Seller's Broker. In addition, each party agrees to pay its own attorneys' fees in connection with this Contract and Closing.

        19.    NOTICES.    Any notice required or permitted to be given hereunder shall be in writing and delivered by (a) a nationally recognized overnight courier service providing a receipt (such as FedEx), (b) by hand or (c) by facsimile (provided that an original shall be simultaneously sent by nationally recognized overnight delivery courier or by hand delivery), addressed as follows (or to such other address as may be designated by any party by notice to the other): (i) if to Buyer: c/o Corporate Office Properties Trust, 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045 (Attn.: General Counsel, Tel. No. 410-992-7247, Fax No. 410-992-7534); if to Seller, c/o The Goldstar Group, Inc., 7201 Wisconsin Avenue, Suite 775, Bethesda, Maryland 20815 (Attn.: Michael Brodsky, Tel. No. 301-657-8848, Fax No. 301-657-3698), with a copy to Richard Newman, Esq., Arent Fox Kintner Plotkin & Kahn, PLLC 1050 Connecticut Avenue, NW, Washington, D.C. 20036-5339 (Tel. No. (202) 857-6170, Fax No. (202) 857-6395), or at any other address designated by either party by notice to the other party pursuant to this Section 19. Any such notice so sent by national overnight courier or by hand delivery shall be deemed given on the date of the receipt (or refusal) of such delivery. Any such notice sent by facsimile shall be deemed given when received as confirmed by the telecopier electronic confirmation receipt or, if after 5:00 p.m. (eastern time), on the next Business Day. Notice may be given either by a party or by such party's attorney.

        20.    ENTIRE AGREEMENT.    This Contract shall constitute the entire agreement between the parties, and no prior oral or written agreement of understanding shall survive the execution of this Contract. In the event of any amendment or modification of this Contract, the amendment or modification shall be in writing signed by all the parties, or their agents, in order to be binding upon the parties. Neither party shall record (nor caused to be recorded) this Contract or any memorandum hereof.

        21.    WAIVER OF JURY TRIAL.    The parties hereto waive trial by jury in any action, proceeding or counterclaim brought by any party against any other party on any matter arising out of or in any way connected with this Contract.

        22.    BENEFIT AND BURDEN.    This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Other than an assignment to Corporate Office Properties Trust ("COPT"), Corporate Office Properties, L.P.("COPLP"), or to any entity or affiliate in which COPT or COPLP (directly or indirectly) shall have at least a 10% equity ownership interest, Buyer shall not assign its rights under this Contract without Seller's prior written consent.

        23.    APPLICABLE LAW.    This Contract shall be governed by and interpreted in accordance with the laws of the State of Maryland.

        24.    SURVIVAL.

          (a)  Except as otherwise specifically set forth in this Contract (i) the representations and warranties of Seller contained herein or in any document or instrument executed by Seller and delivered to Buyer or its assignee at or in connection with Closing (collectively, the "Closing Documents") shall survive only until the date which is twelve (12) months after the Closing Date (the "Survival Date"), and Goldstar's obligation with respect to Goldstar's Indemnity shall survive only until the date which is twelve (12) months after the Closing Date (the "Indemnity Survival Date"). Any Claim (as defined below) that Buyer may have any time against Seller for breach of any such representation or warranty, whether known or unknown, with respect to which a Claim Notice (as defined below) has not been delivered to Seller on or prior to the Survival Date, shall not be valid or effective. Any Claim that Buyer may have any time against Goldstar pursuant to Goldstar's Indemnity, whether known or unknown, with respect to which a Claim Notice has not been delivered to Seller's Agent and Goldstar on or prior to the Indemnity Survival Date, shall not be valid or effective. For the avoidance of doubt, (i) on the Survival Date, Seller shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the Buyer Parties, Buyer's assignee and/or their successors and assigns with respect to any Claims or any other matter relating to this Contract, any Closing Document or the Real Property, except solely for those matters that are then the subject of the pending Claim Notice timely delivered by Buyer to Seller's Agent, and (ii) on the Indemnity Survival Date, Goldstar shall be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the Buyer Parties, Buyer's assignee and/or their successors and assigns with respect to any Claims or any other matter relating to Goldstar's Indemnity, except solely for those matters that are then the subject of the pending Claim Notice timely delivered by Buyer to Seller's Agent and Goldstar. As used herein, the term "Claim" shall mean any suit, action, proceeding, investigation, demand, claim, liability, fine, penalty, lien, judgment, loss, injury, damage, expense or cost, including without limitation, attorneys' fees and experts' fees and cost and investigations and remediation costs. The term "Claim Notice" shall mean a written notice delivered by the party seeking indemnification to the party from which indemnification is sought with respect to a Claim.

          (b)    Limitation on Liability.    Notwithstanding anything to the contrary contained in this Contract, Buyer agrees to look solely to Seller's estate and interest in the Property (including without limitation any net proceeds of sale, insurance and/or condemnation) for the satisfaction of any right or remedy of Buyer for the collection of a judgment (or other judicial process) requiring the payment of money by Seller in the event of any liability by Seller, and no other property or assets of Seller (or any Seller Party) shall be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Buyer's remedies under or with respect to this Contract or any other liability of Seller or Buyer.

          (c)    Survival.    This Section 24 shall survive the Closing.

        25.    TIME OF THE ESSENCE.    All times, wherever specified herein for the performance by Seller or Buyer of their respective obligations hereunder, are of the essence of this Contract. Notwithstanding the foregoing, any time period provided for herein which shall end on a Saturday,

Sunday or legal holiday shall extend to the next Business Day. For purposes of this Contract, the term "Business Day" shall mean those days of the week which are not a (i) Saturday, (ii) Sunday or (iii) any federal or state holiday on which the banks in New York are not open for business.

        26.    COUNTERPARTS.    This Contract may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement binding on the parties hereto. Delivery of an executed counterpart of this Contract by facsimile transmission shall be deemed to constitute good and valid delivery for all purposes.

        27.    DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT.    The parties hereto agree that the submission of a draft of this Contract by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Membership Interests pursuant to the terms of this Contract. The parties shall be legally bound with respect to the purchase and sale of the Membership Interests pursuant to the terms of this Contract only if and when the parties have been able to negotiate all of the terms and provisions of this Contract in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the exhibits and schedules hereto, and each of Seller and Buyer have fully executed and delivered to each other a counterpart of this Contract, including, without limitation, all exhibits and schedules hereto.

        28.    DISCLOSURES.

          (a)    Disclosure of Location in Special Protection Area

            (i)    The Real Property is not located in an area designated as a special protection area under Section 19-62 of the Montgomery County Code.

            (ii)  Buyer acknowledges that: (A) the Seller has provided the information required by subparagraph (i) above; and (B) the Buyer understands that special water quality measures and certain restrictions on land uses and impervious surfaces may apply to the Real Property.

          (b)    Disclosure of Location of Airport or Heliport Within Five Mile Radius of Real Property.    Buyer acknowledges that the Seller has disclosed to the Buyer, or if more than one (1) buyer, to at least one (1) of the Buyers, prior to the entering into this Contract, the relative location of any airport or heliport, as defined in the Montgomery County zoning ordinance, existing within a five-mile radius of the Real Property.

          (c)    Duty to Allow Buyers to Review Master Plans.

            (i)    Buyer acknowledges that the Seller gave the Buyer an opportunity to examine the applicable county master plan and any municipal land use plan for the area in which the Real Property is located, and any adopted amendment to either plan, and approved official maps showing planned land uses, roads and highways, parks and other public facilities affecting the Real Property contained in the plan.

            (ii)  Buyer acknowledges that it had the right to review the applicable master plan and municipal land use plan and any adopted amendment.

            (iii)  The Seller has offered the Buyer the opportunity to review the applicable master plan and municipal land use plan and any adopted amendment.

            (iv)  The Seller has informed the Buyer that amendments affecting the plan may be pending before the planning board or the county council or a municipal planning body in Montgomery County, Maryland.

            (v)  (A)  The Buyer has either reviewed each such plan and adopted amendment; or (B) The Buyer has waived the right to review each plan and adopted amendment; and

            (vi)  The Buyer understands that, to stay informed of future changes in county and municipal land use plans, the Buyer should consult the planning board and the appropriate municipal planning body.

          (d)    Disclosure of Availability of Water and Sewer Service.

            (i)    Buyer acknowledges that the Seller has disclosed to the Buyer, to the extent the Seller knows:

              (A)  whether the Real Property is connected to, or has been approved for connection to, a public water and sewer system;

              (B)  if the Real Property is not connected to a public water and sewer system:

                (1)  the source, if any, of potable water for the Real Property; and (2) whether an individual sewage disposal system has been constructed on the Real Property or approved or disapproved for construction; and

        (C)  (1)  the water and sewer service area category or categories that currently apply to the Real Property, and a brief explanation of how each category affects the availability of water and sewer service;

                (2)  any recommendations in the applicable master plan regarding water and sewer service to the Real Property; and

                (3)  the status of any pending water and sewer comprehensive plan amendments or service area category changes that would apply to the Real Property.

              (D)  The Buyer acknowledges that the Seller has provided the information required by subparagraph (a) above, or the Seller has informed the Buyer that the Seller does not know the information required by subparagraph (a) above; and

              (E)  The Buyer understands that, to stay informed of future changes in County and municipal water and sewer plans, the Buyer should consult the County Planning Board, the Washington Suburban Sanitary Commission, the County Department of Environmental Protection, or any appropriate municipal planning or water and sewer body.

              (F)  The Buyer confirms that the Buyer has reviewed the record plat for the Real Property, including any restrictions on the location of initial and reserve wells, individual sewage disposal systems, and the buildings to be served by any individual sewage disposal system.

        29.    CONFIDENTIALITY AND RETURN OF DOCUMENTS.

          (a)  As a condition to Seller's agreement to furnish and/or disclose Evaluation Material (as defined below) to the Buyer Parties for review and inspection, Buyer hereby agrees to be bound by the following terms:

            (i)    "Evaluation Material" shall include the Documents and any other documents and written or oral information, as well as diskettes and other forms of electronically transmitted data, furnished to the Buyer Parties by Seller, Seller's Agent and/or the Company, or their affiliates, relating to the Real Property and the operations conducted thereon, as well as written memoranda, notes, analyses, reports, compilations or studies prepared by Buyer or the Buyer Parties (in whatever form or medium) that contain, or are derived from, such information provided by Seller.

            (ii)  Buyer shall treat as strictly confidential and shall not use or permit to be used the Evaluation Material except in connection with its decision to purchase the Membership Interests. Without limiting the generality of the foregoing, Buyer shall limit access to the Evaluation Materials to those of its employees, agents, advisors, investors, partners, attorneys, lenders and prospective lenders who need to know the contents thereof for the purposes of evaluation as aforesaid.

            (iii)  If this Contract is terminated, all written Evaluation Material in the possession, custody or control of any Buyer Parties (excluding attorney-client privileged materials and attorney work product) will be returned to Seller's Agent promptly upon Seller's request.

            (iv)  The provisions of this Section 29 shall apply regardless of whether Closing occurs under this Contract.

          (b)  Seller and Buyer each covenants that (i) prior to Closing it shall not issue any press release or public statement (a "Release") with respect to the transactions contemplated by this Contract without the prior consent of the other, except to the extent required by law or the regulations of the Securities and Exchange Commission, and (ii) after Closing, any Release issued by Seller or Buyer shall be subject to the review and approval of the other (which approval shall not be unreasonably withheld). If Seller or Buyer is required by law to issue a Release, such party shall, at least two (2) Business Days prior to the issuance of the same, deliver a copy of the proposed Release to the other for review.

[Text Ends—Signatures Commence on the Following Page]

        IN WITNESS WHEREOF, the undersigned parties have executed this Sale Contract as of the day and year first above stated.

SELLER:
11800 TECH ROAD INVESTORS LLC, a Delaware limited liability company
By:	/s/ MICHAEL BRODSKY Name: Michael Brodsky Title: President
Date: June 7, 2002
BUYER:
COPT ACQUISITIONS, INC., a Delaware corporation
By:	/s/ ROGER A. WAESCHE, JR. Name: Roger A. Waesche, Jr. Title: Senior Vice President
Date: June 7, 2002

JOINDER

        The undersigned, The Goldstar Group, Inc., a Maryland corporation, hereby joins this Contract for purposes of evidencing its agreement to (i) assume liability for any breach of Seller's representations and warranties, as set forth in Section 5(c) of this Contract and (ii) indemnify Buyer and Company, as provided under Section 15(a) of this Contract, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

The Goldstar Group, Inc., a Maryland corporation
By:	/s/ MICHAEL BRODSKY Michael Brodsky President

JOINDER

        The undersigned, The Goldstar Properties, Inc., a Maryland corporation, hereby joins this Contract for purposes of evidencing its agreement to the transactions contemplated in the Contract and to its duties and obligations as otherwise set forth in the Contract, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

The Goldstar Group, Inc., a Maryland corporation
By:	/s/ MICHAEL BRODSKY Michael Brodsky President

JOINDER

        The undersigned, 11800 Tech Road LLC, a Delaware limited liability company, hereby joins this Contract for purposes of evidencing its agreement to the transactions contemplated in the Contract and to its duties and obligations as otherwise set forth in the Contract, effective from and after the Closing Date (as defined herein), and agrees that this Joinder shall survive Closing, and shall be binding upon the undersigned after Closing, notwithstanding its execution and delivery prior to Closing.

11800 Tech Road LLC, a Delaware limited liability company
By:	/s/ MICHAEL BRODSKY Name: Title:

LIST OF EXHIBITS

Exhibit A	Legal Description of Real Property
Exhibit B	Form of Assignment and Assumption of Membership Interests
Exhibit C-1	Form of Tenant Estoppel Certificate for General Services Administration
Exhibit C-2	Form of Tenant Estoppel Certificate for Other Tenants
Exhibit D	Due Diligence Materials

LIST OF SCHEDULES

Schedule 5(a)(v) Rent Roll

Schedule 5(a)(vi) Schedule of Contracts

Schedule 5(a)(viii) Litigation

QuickLinks

SALE CONTRACT
RECITALS
JOINDER
JOINDER
JOINDER
LIST OF EXHIBITS
LIST OF SCHEDULES